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                                                                     EXHIBIT 3.1

                 CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF
                                 INCORPORATION
                                       OF
                                NATCO GROUP INC.

     THE UNDERSIGNED PRESIDENT OF NATCO GROUP INC., A DELAWARE CORPORATION ("CORPORATION"), DOES HEREBY CERTIFY:

     I. That the Board of Directors of the Corporation adopted by unanimous consent resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, approving such amendment, declaring such amendment advisable, and recommending such amendment to the stockholders of the Corporation for approval thereof. The resolution setting forth the proposed amendment is as follows:

       RESOLVED, that the Board of Directors of the Corporation hereby approves an amendment to the Certificate of Incorporation of the Corporation, as amended to date, which amendment would preclude any further amendment to Article EIGHTH of the Certificate of Incorporation unless the amendment shall receive the affirmative vote of at least two-thirds of the outstanding shares of all classes of capital stock of the Corporation normally entitled to vote in the election of directors, such amendment to be effected by adding a new last sentence to Article EIGHTH of the Corporation's Certificate of Incorporation which shall be and read in its entirety as follows:

       No amendment to this Certificate of Incorporation shall be effective to amend, alter, change or repeal any of the provisions of this Article EIGHTH unless the amendment purporting to effect such amendment, alteration, change or repeal of Article EIGHTH shall have received the affirmative vote of not less than two-thirds (2/3) of the outstanding shares of all classes of capital stock of the Corporation normally entitled to vote in elections of directors, considered for purposes of this Article EIGHTH as one class.

     II. That in lieu of a special meeting and vote of the stockholders, the stockholders of the Corporation, by written consent setting forth the action so taken and signed by the holders of a majority of all the outstanding shares of all classes of capital stock entitled to vote with respect thereto, approved, adopted and consented to such amendment in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware and Article EIGHTH of the Certificate of Incorporation of the Corporation.

     III. That such amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
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     The undersigned, being the duly elected and currently acting President of
NATCO Group Inc., the Corporation to which reference is made in this Certificate, does make this Certificate and affirms and acknowledges, under penalties of perjury, that this Certificate is the act and deed of the Corporation and that the facts stated herein are true.


                                              /s/ PATRICK M. MCCARTHY
                                                  -----------------------------
                                                  Patrick M. McCarthy
                                                  President
                                                  NATCO Group Inc.